EMPLOYMENT AGREEMENT

      THIS AGREEMENT, made and entered into as of April 1, 2004, by and between Porta Systems Corp., a Delaware corporation (the "Company"), and Edward B. Kornfeld (the "Executive").

      WHEREAS, the Executive is employed by the Company in a senior management position and the Company wishes to continue to employ the Executive upon the terms and conditions set forth in this Agreement; and

      WHEREAS, the Executive is willing to serve in the employ of the Company upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and the Executive agree as follows:

      1. EMPLOYMENT AND DUTIES. (a) The Company hereby employs the Executive pursuant to this Agreement to render full-time exclusive services to the Company during the Term (as defined in Section 2 hereof) as the President and Chief Operating and Financial Officer of the Company or in such other executive capacity as may be designated by the Chairman or a Board Member designated by the Company's Board of Directors from time to time. In performing such duties, the Executive shall be subject to the direction of the Chairman or such Board Member designated by the Company's Board of Directors from time to time. The Executive hereby accepts such employment and agrees to devote his full time, attention and best efforts exclusively to performing the duties described above.

      (b) The Executive agrees to perform such duties as may be assigned or delegated to him by the Chairman or Board Member designated by the Company's Board of Directors and to be bound by the policies of the Company and its Affiliates as in effect from time to time. The Executive further agrees to accept election, and to serve, during all or part of a Term, as an employee, officer or director of an "Affiliate" as defined in section (6) (f) hereof if assigned or elected to such position by the Board of Directors of the Company or by the board of directors or similar governing body of any Affiliate, and to perform such services for any such Affiliate as may be assigned, without additional compensation therefore other than that specified in this Agreement.

      2. TERM. The Company shall employ the Executive pursuant to this Agreement for a period commencing on the date hereof and ending on December 31, 2006, which period shall automatically be extended for an additional twelve-month period on December 31 of each year after the date hereof while the Agreement remains in effect unless the Company shall have given notice to the Executive, at least 90 days prior to such December 31, that it has elected to terminate this Agreement at the expiration date of this Agreement, subject to the earlier termination at any time during the Executive's period of employment, as hereinafter provided (the "Term").

      3. COMPENSATION. (a) The Company shall pay the Executive an annual salary for the services to be rendered by him from the date hereof at an annual rate to be reviewed by the Board of Directors of the Company ("Board") at least annually, but which amount shall in no event be fixed at an amount less than the Executive's annual salary rate last fixed by the Board, payable in periodic installments in accordance with the Company's regular payroll practices as in effect from time to time ("Salary"). Effective April 1, 2004, Executive's base salary has been set by the Board at $210,000 per annum. Notwithstanding the foregoing, the Executive's salary may be reduced if, and to the extent that, the salaries payable to all executive officers of the Company shall be reduced on a uniform or percentage basis.

      (b) The Executive shall be entitled to participate in and receive the benefits under any pension plans, bonus arrangements, health, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans, perquisites or arrangements which the Company makes available generally to other employees of the Company to the extent that the Executive is otherwise eligible to participate in such plans or arrangements pursuant to the provisions of such plans or arrangements as they may be in effect from time to time.

      (c) During the period of his employment hereunder, the Executive shall be entitled to three (3) weeks paid non-cumulative vacation each year or such greater period of vacation consistent with the Company's policy with respect to vacation in effect from time to time.

      4. TERMINATION OF EMPLOYMENT. (a) The Executive's employment hereunder shall terminate automatically as of the date of his death or upon the Executive's termination due to disability determined by the Company's long-term disability carrier at that time. In the event of termination for death or long-term disability, the Company shall pay to the Executive's estate or beneficiary or to the Executive, in full satisfaction of its liabilities hereunder, a payment equal to three months' salary.

      (b) The Company may at any time at its option, exercised by not less than 10 days' written notice to the Executive, terminate his employment for "Cause" (as hereinafter defined). In the event of termination for Cause, the Company shall have no further obligations or liabilities to the Executive hereunder. For purposes of this Agreement, the term Cause means any conviction (or plea of nolo contendere) of the Executive of a felony or misdemeanor (other than for motor vehicle or similar minor offenses) under the laws of the United States of any state thereof; any material breach by the Executive of this Agreement or any material failure of the Executive to perform his duties hereunder; intentional dishonesty or gross negligence by the Executive in the performance of his duties hereunder; the failure by the Executive to comply with any policies of the Company or any Affiliate for which he renders services; or conduct on the part of the Executive which damages the reputation of the Company, which achieves general notoriety with respect to conduct or alleged conduct by the Executive which is scandalous, immoral or illegal or which is disruptive of the business and its Affiliates.

      (c) The Company may at any time at its option, exercised by not less than 10 days' written notice to the Executive (or pay in lieu thereof), terminate his Employment prior to the expiration of the Term other than for Cause, provided that, if the Company so terminates the Executive's employment other than for Cause, the Executive shall be entitled to continue to receive, as severance, payment of Salary at the most recent annual rate in effect prior to the date of such termination for a period of twelve months following the date of such termination of employment, plus one additional month of Salary at such rate for each full year of service with the Company however, that in no event shall the amount of severance payable under this Section exceed a maximum of 36 months' salary and provided further that the amount of severance payable under this
Section 4(c) shall continue to be paid in the event of the Executive's death after termination of his Employment. If the annual bonus payable to the Executive has already been determined by the Company at the time his employment is terminated other than for Cause, the Executive shall receive a bonus payment in such amount following his termination of employment. In all other circumstances, no bonus shall be payable to the Executive under this Section 4(c) following his termination of employment. The Company shall continue to pay insurance premiums for the same medical and dental health care benefits to which the Executive was entitled prior to such termination for the period of time permitted under the relevant policy but no longer than the period of such salary continuance, provided that the Company's medical and dental health carrier or carriers are willing to continue to provide such coverage upon the payment of such premium or premiums.

      (d) The parties agree that the severance amount payable to the Executive pursuant to Section 4(c) shall constitute liquidated damages in the event of termination of this Agreement by the Company other than for Cause. The parties agree that the damages payable to the Executive in the event of such termination would be difficult to estimate accurately, the severance amount bears a reasonable relationship to the amount of damages anticipated by the parties as of the date hereof and the severance amount is not a penalty. In reliance on the validity of this liquidated damages provision, the Company has waived any obligation of the Executive to mitigate damages by seeking other employment and the severance amount shall not be reduced by compensation earned in such other employment.

      (e) In the event of the Executive's termination of employment other than for Cause, the Company shall have no further obligations or liabilities to the

Executive hereunder, other than to make such severance payments as provided in
Section 4(c), to provide such medical and dental benefits as provided in Section 4(c) and to receive benefits under stock plans, life insurance arrangements and supplemental retirement arrangements in accordance with the terms of agreements with the Executive on these matters. Upon payment of the amounts provided in
Section 4(c), the Company shall have no further liability of any kind or nature whatsoever to the Executive under law or this Agreement relating to his employment. The payment to the Executive under Section 4(c) shall be in lieu of and in discharge of any obligations of the Company to the Executive for Salary, bonus, or under any separation or severance pay plan or for other compensation or expectation or remuneration or benefit in connection with the Executive's employment or the termination thereof. In consideration for the payments hereunder, the Executive hereby irrevocably and unconditionally releases and discharges the Company and each of the Company's successors, shareholders, Affiliates, directors, officers, employees, representatives, agents, assigns, attorneys, divisions (and agents, directors, officers, employees, representatives and attorneys of such successors, shareholders, Affiliates and divisions) and all persons acting by, through or under or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, controversies, damages, causes of action, costs and expenses of any nature whatsoever, at law or at equity, whether known or unknown, arising now or in the future, including but not limited to rights under any federal, state or local laws respecting the terms and conditions of employment, in connection with the Executive's employment by the Company and the termination thereof under this Agreement.

      (f) The Executive agrees that he will provide at least six (6) months' written notice of his intent to terminate this Agreement prior to the expiration of the initial or any extended term. The Executive agrees that, without the prior written consent of the Company, he will not take any action, solicit any proposals, or engage in discussions or negotiations that could be expected to result in a breach of his agreement in this Section 4(f).

      5. COVENANTS. (a)

      (i) In view of the fact that the Company is engaged in specialized businesses, which businesses are conducted throughout the world, and the information, research and marketing data developed by the Company are confidential, the Executive agrees that, during the Term and for a period equal to the period during which payments are made pursuant to Section 4(c) hereof, he will not directly or indirectly engage in the business substantially conducted by the Company or any Affiliate at the date of such termination and for which the Executive performed material services during the period of his employment, either for himself or for any other person, employer, business or other entity in competition with the Company or such Affiliate, engage in any such business on his own account, or become interested in any such business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity provided, however, that nothing contained herein shall be deemed to prohibit the Executive from acquiring solely as an investment up to two
      (2) percent of the issue and outstanding shares of capital stock of any public corporation engaged in any such competitive business. During the Term and for a period equal to the period during which the Executive receives payments pursuant to Section 4(c) hereof, the Executive and any entity controlled by him or by which he is employed shall not solicit, interfere with, induce any person who is or was an officer, interfere with, hire, offer to hire or induce any person who is or was an officer, employee, customer, supplier or agent of the Company or any Affiliate to discontinue his or her relationship with the Company or such Affiliate or to accept employment by any other entity or person.

      (ii) Notwithstanding anything above to the contrary, the Company acknowledges that the Executive is a member of Tatum Partners and that the Executive may remain a member of Tatum Partners unless otherwise directed by the Board to resign from Tatum Partners.

      (b) The Executive agrees to keep secret and retain in the strictest confidence all confidential matters which relate to the Company or any Affiliate, including, without limitation, customer lists, trade secrets, pricing policies and other business affairs of the Company and any Affiliate learned by him from the Company or any Affiliate or otherwise heretofore or hereafter, and not to disclose any such confidential matter to anyone outside the Company or any Affiliate, whether during or after his period of service with the Company, except in the course of performing his duties hereunder. Upon request by the Company, the Executive agrees to deliver promptly to the Company upon termination of his services for the Company, or at any time thereafter as the Company may request, all Company memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to the Company's or any Affiliate's business and all property of the Company or any Affiliate associated therewith, which he may then possess or have under his control.

      (c) The Executive agrees that all processes, technologies and inventions, including new contributions, improvements, formats, packages, programs, systems, machines, compositions of matter manufactured, developments, applications and discoveries which are related in any manner to the business (commercial or experimental) of the Company or any of its Affiliates (collectively, "New Developments"), whether patentable or not, conceived, developed, invented or made by him or jointly with others during the period of his employment with the Company and the Company shall be the sole owner of all the products and proceeds of the Executive's services, including intellectual or literary property in any form. The Executive shall further: promptly disclose such New Developments to the Company; assign to the Company, without additional compensation, all patent or other rights to such New Developments for the United States and foreign countries; sign all papers necessary to carry out the foregoing; and give a reasonable amount of testimony in support of his inventorship.

      (d) If the Executive commits a material breach of any of the provisions of this Section 5 or Section 4(f), the Company or any Affiliate shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged by the Executive and agreed that any such breach will cause irreparable injury to the Company or such Affiliate and that money damages will not provide an adequate remedy to the Company or such Affiliate. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company or any Affiliate at law or in equity. The provisions of this Section 5 shall survive the expiration or termination of this Agreement.

      6. MISCELLANEOUS. (a) Neither of the parties hereto shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger or consolidation of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company.

      (b) The Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be construed and enforced according to the laws of the State of New York without giving effect to the conflict of laws rules thereof.

      (c) This Agreement contains the full and complete agreement of the parties relating to the employment of the Executive hereunder and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto. This Agreement may not be amended, modified or supplemented, and no provision or requirement hereof may be waived, except by written instrument signed by the party to be charged. Notwithstanding the foregoing, in the event the Executive is covered by the Executive Continuation Agreement between the Company and the Executive of even date which provides benefits payable upon the termination of the Executive's employment following a change in control of the Company, the provisions of this Agreement which provide severance payments shall not be applicable if the Executive becomes entitled to receive payments under such Executive Continuation Agreement.

      (d) If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent.

      (e) Any dispute or question arising from this Agreement or its interpretation shall be settled exclusively by arbitration in New York, New York in accordance with the commercial rules then in effect of the American Arbitration Association. Judgment upon an award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction, including courts in the state of New York. Any award so rendered shall be final and binding upon the parties hereto. All costs and expenses of the arbitrator(s) shall be paid as determined by such arbitrator(s), and all costs and expenses of experts, witnesses and other persons retained by the parties shall be borne by them respectively. In the event that injunctive relief shall become necessary under this Agreement, either of the parties shall have the right to seek provisional remedies prior to an ultimate resolution by arbitration.

      (f) As used herein, the term "Affiliate" shall mean any corporation or business entity controlling, controlled by or under common control with the Company.

      (g) Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing, and if it is sent by registered mail to his residence, in the case of the Executive, and to the Chairman of the Company at its principal executive offices, in the case of the Company, or such other person or address as either party shall designate in writing to the other. Notice has been deemed to be given three days after mailing.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                 Porta Systems Corp.


                                 By: /s/ William V. Carney
                                     ------------------------------
                                     Name: William V. Carney
                                     Title: Chairman and Chief Executive Officer


                                     /s/ Edward Kornfeld
                                     ------------------------------
                                     Edward Kornfeld